TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

     THIS TECHNOLOGY TRANSFER AND LICENSE AGREEMENT is effective as of January 1, 1995 by and between SEPRACOR, INC. ("SI"), a Delaware corporation which has offices at 33 Locke Drive, Marlborough, Massachusetts and SEPRACHEM INC. ("SCI"), a Delaware corporation which has offices at 33 Locke Drive, Marlborough, Massachusetts.

     WHEREAS, SI possesses certain intellectual and industrial property rights; and

     WHEREAS, SI is willing to grant, and SCI desires to acquire, exclusive rights to use such rights on a worldwide basis in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:


1.   DEFINITIONS

     As used herein, the following terms shall have the following definitions.

     1.1 Combinatorial Chemistry Libraries. "Combinatorial Chemistry Libraries" shall mean any group of 25 or more compounds related in structure and synthesized contemporaneously from a common intermediate in quantities of no more than one hundred grams per compound.

     1.2 Confidential Information. "Confidential Information" shall mean: (a) all non-public Licensed Technology of SI either disclosed to SCI or otherwise acquired by SCI pursuant to this Agreement; or (b) Improvements discovered, developed or acquired by SCI and disclosed to SI.

     1.3 Effective Date. "Effective Date" shall mean January 1, 1995.

     1.4 Force Majeure. "Force Majeure" shall mean any act of God, any accident, explosion, fire, storm, earthquake, flood, drought, peril of the sea, riot, embargo, war or foreign, federal, state, provincial or municipal order of general application, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor, or any other circumstances or event beyond the reasonable control of the party relying upon such circumstance or event.

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     1.5 Improvement. "Improvement" shall mean any improvement or enhancement to the Licensed Technology that is discovered, developed or otherwise acquired by SI or SCI prior to the termination or expiration of this Agreement, whether patentable or not; provided, however, that if an Improvement has been acquired from a third party, such Improvement shall be included in this definition only to the extent that such third party has granted rights to sublicense or otherwise extend the right to use such Improvement. Improvements shall not include rights to compounds made using the Licensed Technology unless such compounds are useful in practicing the Licensed Technology.

     1.6 Licensed Technology. "Licensed Technology" shall mean public and non-public technical or other information, trade secrets, know-how, processes, formulations, concepts, ideas, preclinical, clinical, pharmacological or other data and testing results, experimental methods or results, descriptions, business or scientific plans, depictions, customer lists and any other written, printed or electronically stored materials, and any and all other intellectual property, including patents or patent applications owned or controlled by SI as of the Effective Date (including, but not limited to, the Patent Rights, the Technical Information and other rights (i) created by agreements between SI and third parties which are listed and described in Exhibit A attached hereto and incorporated herein by reference and (ii) for which a co-equal ownership right and interest is assigned to SCI pursuant to Section 4.3 below), that relates to and is used in researching, developing or manufacturing Products. "Owned or controlled" shall include only rights which SI owns, or under which SI is licensed and has the right to extend the right to use to SCI.

     1.7 Patent Rights. "Patent Rights" shall mean (a) the issued patents and patent applications listed in Exhibit B attached hereto and incorporated herein by reference and any non-United States counterpart thereof, (b) any patent application constituting an equivalent, counterpart, reissue, extension or continuation (including, without limitation, a continuation in part or a division) of any of the foregoing applications, and (c) any patent issued or issuing upon any of the foregoing applications.

     1.8 Products. "Products" shall mean any and all products in the SCI Field.

     1.9 SCI Field. "SCI Field" shall mean the development, manufacture, use and sale of any and all pharmaceutical intermediates, active ingredients, agrichemicals, flavours, fragrances and other chemicals and compounds, except that this field shall not include (i) the right to develop, make, use and sell those compounds included in Exhibit C-1 attached hereto and incorporated herein by reference; (ii) the right to develop, make, use and sell Combinatorial Chemistry Libraries of chiral or achiral compounds; or (iii) the right to develop, make, use and sell compounds in the Combinatorial Chemistry Libraries in quantities of less than one (1) kilogram. Compounds described in part (iv) of Exhibit C-2 attached hereto


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and made a part hereof shall be included in this field, but only on a non-exclusive basis.

     1.10 Tanabe Agreement. "Tanabe Agreement" shall mean the license and development agreement between SI and Tanabe Seiyaku Co., Ltd. dated October 30, 1990, as it may have been supplemented and amended from time to time prior to the Effective Date.

     1.11 Technical Information. "Technical Information" shall mean all trade secrets, know-how, computer programs (including copyrights in said software), knowledge, technology, means, methods, processes, practices, formulas, techniques, procedures, technical assistance, designs, drawings, apparatus, written and oral rectifications of data, specifications, assembly procedures, schematics and other valuable information of whatever nature, whether confidential or not, and whether proprietary or not, which is now in (or hereafter, during the term of this Agreement, comes into) the possession of SI and which is relevant to the development, manufacture, use or sale of Products.


2.   GRANT OF RIGHTS AND LICENSES

     Subject to all of the terms and conditions set forth in this Agreement:

     2.1 Use of Licensed Technology.

         (a) SI hereby grants to SCI an exclusive, royalty-free perpetual right and license to use and practice the Licensed Technology on a world-wide basis in order to develop, manufacture, use and sell Products and for no other purpose; provided, however, that: (i) SI shall retain the right to use the Licensed Technology to manufacture pharmaceutical fine chemical intermediates and pharmaceutical active ingredients for the clinical and laboratory use of SI and its licensees; (ii) the right and license granted to SCI under this Section 2.1(a) shall not include the exclusive right and license granted by SI to third parties prior to the Effective Date pursuant to any of the agreements listed in Exhibit D attached hereto and incorporated herein by reference, but shall include rights and licenses granted by such third parties back to SI pursuant to such agreements before, on and after the Effective Date; and (iii) SI shall, as described in Section 4.3 below, retain a co-equal ownership right and interest in all of SI's rights and obligations under the Tanabe Agreement.

         (b) SI hereby also grants to SCI a non-exclusive, royalty-free right and license to use and practice the Licensed Technology on a world-wide basis in order to develop, manufacture, use and sell compounds included in parts (i) and
(iv) of Exhibit C-2 hereto for the periods of time described in Exhibit C-2 hereto.


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         (c) From time to time upon the request of SCI, SI shall provide to SCI, at no additional cost to SCI, all of the Technical Information within thirty
(30) days of receiving SCI's written request, so long as there is no agreement between SI and a third party as of the Effective Date which limits SI's ability to provide such information to SCI. In addition, all patent or other searches and prior art in the possession of SI with respect to the Patent Rights shall be provided to SCI at its request.

     2.2 Right to Sublicense or Assign. SCI shall have the right to sublicense or assign any of the rights and licenses granted hereunder, so long as each sublicense or assignee agrees to be bound by all of the terms and conditions contained in this Agreement.

     2.3 No Rights by Implication. No rights or licenses with respect to Licensed Technology are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

     2.4 Sharing of Improvements.

         (a) Each party agrees to notify the other party of each Improvement it has discovered, developed or acquired. The discovering, developing or acquiring party (the "developing party") shall upon request of the other party deliver data and specifications to the other party concerning such Improvement.

         (b) If such Improvement is discovered, developed or acquired by SI, then SCI shall have an exclusive, royalty-free perpetual right and license to use and practice such Improvement on a world-wide basis in order to develop, manufacture, use and sell Products and for no other purpose. Such Improvement shall be deemed to be included in the definition of "Licensed Technology" for all purposes.

         (c) If such Improvement is discovered, developed or acquired by SCI, then SI shall have an exclusive, royalty-free perpetual right and license (including the right to grant sublicenses) to use and practice such Improvement on a world-wide basis in order to develop, manufacture, use and sell all products outside the SCI Field and for no other purpose.

         (d) If such Improvement is discovered, developed or acquired jointly by SI and SCI, then such Improvement shall be considered jointly owned by SI and SCI. SCI agrees not to use or license such Improvement outside the SCI Field and SI agrees not to use or license such Improvement in the SCI Field.


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3.   TECHNICAL ASSISTANCE AND INSTRUCTION.

     3.1 Provided by SI. Upon request, SI shall provide to SCI reasonable technical assistance and instruction, at SCI's sole expense (such expense to be approved in advance and in writing by SCI), in understanding, interpreting and applying the Licensed Technology for the purpose of commercially developing Products. SI shall make its employees reasonably available for consultation by telephone, or in person, at the offices at SI, in connection with such assistance and instruction, all at the sole expense of SCI (such expense to be approved in advance and in writing by SCI), in accordance with the terms and provisions to be agreed upon in writing by SI and SCI.

     3.2 Provided by SCI. Upon request, SCI shall provide to SI reasonable technical assistance and instruction, at SI's sole expense (such expense to be approved in advance and in writing by SI), in understanding, interpreting and applying the Improvements discovered, developed or acquired by SCI for the purpose of commercially developing products outside the SCI Field. SCI shall make its employees reasonably available for consultation by telephone, or in person, at the offices at SCI, in connection with such assistance and instruction, all at the sole expense of SI (such expense to be approved in advance and in writing by SI), in accordance with the terms and provisions to be agreed upon in writing by SI and SCI.

     3.3 Visitors. Each party shall maintain adequate comprehensive general liability insurance with waivers of subrogation, covering employees and representatives of the other party visiting the facilities or using the equipment or handling the products of the insured party. Employees and representatives of either party visiting the facilities of the other party shall be required to observe the rules and regulations of the facilities being visited. Each party agrees to hold the other party harmless from any responsibility for injuries to or the death of its employees or representatives while visiting the other party's facilities or damage to the other party's property, except in cases of gross negligence or intentional tortious acts and/or actions insured against, provided that all claims hereunder are brought within six (6) months after the incident(s) giving rise to such claims.


4.   INVENTIONS AND THIRD PARTY LICENSES

     4.1 Registering Patents and Other Intellectual Property Rights.

         (a) SI shall have the exclusive right to prepare, prosecute and maintain patent applications and other intellectual property registrations, and to maintain and enforce patents and rights issued thereon, with respect to the Licensed Technology and to any Improvements discovered, developed or otherwise acquired by SI. Any costs reasonably incurred by SI in accordance with this
Section 4.1(a)

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shall be borne 70% by SCI and 30% by SI. SCI shall pay SI's invoices to SCI for such costs within thirty (30) days of SCI's receipt thereof. If SI decides not to exercise its exclusive right described in this Section 4.1(a), SI shall so notify SCI in writing and SCI shall then have right to prepare, prosecute and maintain patent applications and other intellectual property registrations, and to maintain and enforce patents and rights issued thereon, with respect to the Licensed Technology and to any Improvements discovered, developed or otherwise acquired by SI, all at SCI's expense.

         (b) SCI shall have the exclusive right to prepare, prosecute and maintain patent applications and other intellectual property registrations, and to maintain and enforce patents and rights issued thereon, with respect to any Improvements discovered, developed or otherwise acquired by SCI. Any costs reasonably incurred by SCI in accordance with this Section 4.1(b) shall be borne 100% by SCI. If SCI decides not to exercise its exclusive right described in this Section 4.1(b), SCI shall so notify SI in writing and SI shall then have right to prepare, prosecute and maintain patent applications and other intellectual property registrations, and to maintain and enforce patents and rights issued thereon, with respect to any Improvements discovered, developed or otherwise acquired by SCI, all at SI's expense.

         (c) With respect to any Improvements discovered, developed or otherwise acquired jointly by SI and SCI, SI shall have the exclusive right to prepare, prosecute and maintain patent applications and other intellectual property registrations, and to maintain and enforce patents and rights issued thereon. Any costs incurred by SI in accordance with this Section 4.1 (c) shall be borne 50% by SI and 50% by SCI. SCI shall pay SI's invoices to SI for such costs within thirty (30) days of SCI's receipt thereof.

     4.2 Third Party Licenses.

         (a) To the extent that any part of the Licensed Technology consists of rights of SI under an agreement or license with or from a third party, SCI's right to use such part of the Licensed Technology hereunder shall be limited to the rights which SI has a right to grant or extend under such agreement or license and otherwise subject to any obligations assumed by SI in consideration of the grant or assignment of such right or license to SI which is to be extended to SCI, including the payment to SI (or such other party as SI may direct) of royalties which SI may owe to such third party based on SCI's development, manufacture, use or sale of the Products. All fixed maintenance costs of SI under such agreements shall be borne 70% by SCI and 30% by SI. SCI shall pay SI's invoices to SCI for such costs within thirty (30) days of SCI's receipt thereof.


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         (b) All such agreements with third parties which were executed by SI on or before the Effective Date are listed on Exhibit A hereto and have been provided in full to SCI prior to the Effective Date.

         (c) To the extent that any Improvements discovered, developed or acquired by SCI consist of rights of SCI under an agreement or license with or from a third party, any assignment or license granted to SI hereunder shall be limited to the rights which SCI has a right to grant under such agreement or license and otherwise subject to any obligations assumed by SCI in consideration of the grant or assignment of such right or license to SCI which is to be sublicensed to SI, including the payment of royalties or other fees to such third party.

     4.3 Assignment of Interest in Rights Licensed Under Tanabe Agreement.

         (a) SI hereby assigns to SCI a co-equal ownership right and interest in all of SI's rights and obligations under the Tanabe Agreement.

         (b) The parties have agreed that: (i) the revenue from the Tanabe Agreement, as well as the reasonable costs incurred by SI in connection with the Tanabe Agreement (to the extent that such costs are reasonable and documented), shall be prior to January 1, 1996 directed to SI and thereafter shall be divided 50% to SCI and 50% to SI; (ii) after January 1, 1996, each party shall pay the other party's invoices for its share of such expenses within thirty (30) days of its receipt thereof; and (iii) after January 1, 1996, each party shall remit to the other party 50% of the revenues which it receives from the Tanabe Agreement within thirty (30) days of its receipt thereof.


5.   CONFIDENTIAL INFORMATION, NON-COMPETITION AND NON-SOLICITATION

     5.1 Confidentiality Maintained. Each party agrees that the other party hereto has a proprietary interest in its Confidential Information. During and after the term of this Agreement, all disclosures of Confidential Information to the receiving party, its agents and employees shall be held in strict confidence by such receiving party, which shall disclose the Confidential Information only to those of its agents and employees to whom it is necessary in order to properly carry out their duties as limited by the terms and conditions hereof. During and after the term of this Agreement, the receiving party shall not use the Confidential Information except for the purposes of exercising its rights and carrying out its duties hereunder. The provision of this Section 5.1 shall also apply to any sublicensees, consultants or subcontractors during and after the term of this Agreement, that the receiving party may sublicense or engage in connection with this Agreement.


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     5.2 Permitted Disclosures. Notwithstanding the provisions of Section 5.1 above, SI and SCI may, to the extent necessary, disclose and use Confidential Information, consistent with the rights of SI and SCI otherwise granted hereunder, for the purpose of: (a) engaging in research and development, conducting clinical testing and marketing programs, or securing institutional or government approval to clinically test or market any product; (b) subject to confidentiality agreements typically executed in the industry under comparable circumstances, sharing clinical trial results and data with third parties conducting clinical trials on products; or (c) securing patent or other intellectual property protection for an invention.

     5.3 Liability for Disclosure. Notwithstanding anything contained in this Agreement to the contrary, neither party shall be liable for a disclosure of the other party's Confidential Information if the information so disclosed:

         (a) was in the public domain without violation of the rights of the non-disclosing party at the time it was disclosed by the disclosing party to the receiving party; or

         (b) was known to or contained in the records of the receiving party from a source with rights thereto not in violation of the rights of the non-disclosing party at the time of disclosure by the disclosing party to the receiving party and can be so demonstrated; or

         (c) becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party and can be so demonstrated; or

         (d) was required to be disclosed under legal or administrative process, provided that the disclosing party has given the non-disclosing party no less than ten (10) days prior written notice of the disclosing party's intention to make a disclosure pursuant to this Section 5.3.


6.   LITIGATION

         6.1 Notification of Suit. Each party shall give the other party prompt written notice of any suit, action or written claim involving the Licensed Technology, and in any event no more than thirty (30) days after acquiring such knowledge or prior to the expiration of time in which a response must be filed with a court or other judicial body, whichever is first to occur.

         6.2 Prosecution of Infringements.

         (a) If SCI discovers an infringement of the Licensed Technology by a third party, it shall give SI prompt notice thereof and shall take no other action

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against the alleged infringer without the prior written consent of SI. SCI agrees to cooperate with SI, at no out-of-pocket expense to SCI, in connection with any action taken by SI to prosecute such infringements. Any recovery of damages or attorneys fees in infringements actions, or amounts received at settlement thereof, shall be applied first to reimburse the parties for their expenses incurred in connection with such actions, and thereafter shall be divided as follows: (i) if the infringement is described in Section 9.3 of the Tanabe Agreement, 50% to SCI and 50% to SI; and (ii) for all other infringements, (A) if such infringement occurred outside the SCI Field, 100% to SI; and (B) if such infringement occurred inside the SCI Field, 70% to SCI and 30% to SI.

         (b) SI shall have no obligation to institute suit or take action against any infringer. In the event that SI declines to take such action for any reason, SCI shall have the right, but not the obligation, to take such action if the infringement is in the SCI Field, but shall promptly advise SI of any counterclaims brought by the alleged infringer and give SI an opportunity to defend against such counterclaims. In the event of any such counterclaims, SCI shall not enter into settlement with the alleged infringer without the prior written consent of SI, which shall not be unreasonably withheld.


7.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     Each of SI and SCI hereby represents, warrants and covenants to the other, as of the date that it executed this Agreement, as follows:

     7.1 Right, Power and Authority. It has full right, power and authority to enter into this Agreement and there is nothing which would prevent it from performing its obligations under the terms and conditions imposed on it by this Agreement.

     7.2 Binding Obligation. This Agreement has been duly authorized by all necessary corporate action of SI and SCI, respectively, and constitutes a valid and binding obligation on SI and SCI, respectively, enforceable in accordance with the terms hereof, except as to applicable bankruptcy, reorganization insolvency, moratorium and similar laws affecting the rights of creditors generally and the discretion of courts in awarding equitable relief.

     7.3 No Government Approvals Needed. No registration with or approval of any government agency or commission of any jurisdiction is necessary for the execution, delivery or performance by it of any of the terms of this Agreement, or for the validity and enforceability hereof or with respect to its obligations hereunder.

     7.4 No Provisions Contravened. There is no provision in its certificates of incorporation or By-Laws, and no provision in any existing mortgage, indenture,

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contract or agreement binding on it, which would be contravened by the execution, delivery or performance by it of this Agreement.

     7.5 No Consent of Third Parties Needed. No consent of any trustee or holder of any of its indebtedness or any other third party is or shall be required as a condition to the validity of this Agreement.

     7.6 No Proceedings Pending. There is no action or proceeding pending or in so far as it knows threatened in writing against it before any court, administrative agency or other tribunal which might have a material adverse effect on its ability to perform its obligations hereunder. Neither party knows of any claim by any third party of infringement by the Licensed Technology on such third party's patent, copyright or other intellectual property rights (other than allegations made by Andeno concerning interference with its GLOP patents in connection with the Tanabe products) or of misappropriation of trade secrets involving the Technical Information.

     7.7 Not Contravene Any Law. Neither its execution nor its delivery of this Agreement nor its fulfillment of or compliance with the terms and provisions hereof shall contravene any provision of the laws of any jurisdiction, including, without limitation, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to it.

     7.8 Licensed Technology. SI represents and warrants to SCI that it owns, or has the full right to use (and extend to SCI the right to use) under written agreements, all patents, copyrights, trademarks, trade secrets and other intellectual property rights included in the Licensed Technology.

     7.9 Improvements. Each party has the right to perform its obligations with respect to Improvements hereunder.


8.   TERMINATION OR EXPIRATION

     8.1 Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall continue until the earlier to occur of (i) December 31, 1998; or (ii) on six months written notice from SI to SCI or from SCI to SI on or after the date after March 1, 1996(i) on which the ownership by SI of SCI shall first be less than twenty percent (20%) of the outstanding voting stock of SCI, or (ii) if SCI has been merged or consolidated into another entity, then on which the ownership by SI of such other entity shall first be less than twenty percent (20%) of the outstanding voting stock of such entity; provided, that any perpetual licenses or sublicenses granted under this Agreement shall survive such expiration or termination to the extent that they relate to the Licensed Technology and any Improvements existing on such date of termination or expiration. Sections 2.4(a) and (d) and Article 3 of this Agreement shall end upon the expiration or termination of this Agreement; provided,

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however, that if this Agreement expires or is terminated prior to January 1,
1998, Article 3 shall remain in effect until January 1, 1998 so long as the party receiving benefits thereunder is not in default of its obligations hereunder on such date of expiration or termination.

     8.2 No Damages for Termination. The parties hereto agree that, if SI terminates this Agreement pursuant to Section 8.1, then SI shall not be liable for damages or injuries suffered by SCI as a result of that termination.


9.   MISCELLANEOUS

     9.1 Successors and Assigns. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, SI, SCI and their respective successors and assigns. Any reference to SI and SCI hereunder shall be deemed to include the successors thereto and assigns thereof.

     9.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be fully performed therein, without regard to principles of conflicts of law.

     9.3 Amendments and Waivers. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by SI or SCI therefrom, shall be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by SI and SCI, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreements, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by SI and SCI.

     9.4 No Other Relationship. Nothing herein contained shall be deemed to create a joint venture, agency, partnership or employer-employee relationship between the parties hereto. Neither party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

     9.5 Notices. All notices, requests and other communications to SI or SCI hereunder shall be in writing (including telecopy or similar electronic transmissions) and shall be personally delivered or sent by telecopy or other electronic facsimile transmission during normal business hours or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective address

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specified below (or to such other address as may be specified in writing to the other party hereto):

                     Sepracor Inc.
                     33 Locke Drive
                     Marlborough, MA 01752

                     Attention:  President
                     ----------

                     SepraChem Inc.
                     33 Locke Drive
                     Marlborough, MA 01752

                     Attention:  President
                     ----------

Any notice or communication given in conformity with this Section 9.5 shall be deemed to be effective when received by the addressee, if delivered by hand, telecopy or other electronic facsimile transmission, and three (3) days after mailing, if mailed.

     9.6 Entire Understanding. This Agreement, together with certain other agreements entered into between the parties in conjunction herewith on even date herewith, including the Contract Manufacturing Agreement, Supply Agreement, Contract Research Agreement, Registration Rights Agreement and Agreement and Plan of Merger, constitutes, on and as of the date hereof, the entire agreement of SI and SCI with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between SI and SCI with respect to such subject matter are hereby superseded in their entirety.

     9.7 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, SI and SCI hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

     9.8 Further Assurances.

             (a) Each of SI and SCI agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such

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additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

         (b) Each party agrees to cause each of its employees and agents to take all actions and to execute, acknowledge and deliver all instruments or agreements reasonably requested by the other party, and necessary for the perfection, maintenance, enforcement or defense of that party's rights as set forth herein.

     9.9 No Implied Waivers; Rights Cumulative. No failure on the part of SI or SCI to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

     9.10 Force Majeure. SI and SCI shall each be excused for any failure or delay in performing any of its respective obligations under this Agreement, other than its obligations to make payments to the other party, if such failure or delay is caused by Force Majeure.

     9.11 Survival of Contents. Notwithstanding anything else in this Agreement to the contrary, the parties agree that Sections 2.1, 2.2, 2.3 and 2.4(b) and
(c) and Articles 4, 5, 6, 7, 8 and 9 shall survive the termination or expiration of this Agreement, as the case may be, to the extent required thereby for the full observation and performance by any or all of the parties hereto.

     9.12 Compliance With Laws. Each of SI and SCI covenants and agrees that all of its activities under or pursuant to this Agreement shall comply in all material respects with all applicable laws, rules and regulations.

     9.13 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration interpreting, this Agreement.

     9.14 Execution in Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.


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     9.15 Arbitration.

         (a) All disputes arising out of or relating to this Agreement shall be finally settled by arbitration conducted in Boston under the rules of Commercial Arbitration of the American Arbitration Association ("Rules"). The arbitrator shall provide for the discovery of evidence by the Massachusetts rules of civil procedure governing discovery, notwithstanding any other provisions in such Rules. Both parties shall bear equally the cost of the arbitration (exclusive of legal fees and expenses, all of which each party shall bear separately). All decisions of the arbitrator(s) shall be final and binding on both parties and enforceable in any court of competent jurisdiction.

         (b) Notwithstanding the foregoing, in the event of breach by a party of its obligations hereunder, the non-breaching party may seek injunctive or other equitable relief in any court of competent jurisdiction. Each party hereby acknowledges the unique nature of Licensed Technology. SI acknowledges that the value of SCI's right and license to use the Licensed Technology in the SCI Field pursuant to this Agreement rests, in large part, on the fact that SCI's rights are exclusive in the SCI Field. Likewise, SCI acknowledges that the value of SI's right and license to use the Licensed Technology outside the SCI Field pursuant to this Agreement rests, in large part, on the fact that SCI has no rights outside the SCI Field. Each party further acknowledges that monetary damages, by themselves, would not adequately compensate the other party in the event of breaches or violations of various terms of this Agreement (including without limitation the restriction of SCI's rights to the SCI Field and the restriction of SI's rights to outside the SCI Field). Therefore, in addition to recovering monetary damages, each party shall have the right to immediately obtain a temporary restraining order and/or injunctive relief from any court in equity to halt or prevent breaches or violations by the other party of its obligations under this Agreement; provided, however, that each party acknowledges that the other party, although it may be breaching or violating its obligations under this Agreement, should not be enjoined from exercising or enjoying its rights, or its reservation of rights, under this Agreement, as the case may be.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal.

                           SEPRACOR, INC., as Licensor



                           By /s/ Timothy J. Barberich
                                  Timothy J. Barberich, President

                           SEPRACHEM INC., as Licensee


                           By /s/ Robert L. Bratzler
                                  Robert L. Bratzler, President

                                    EXHIBIT A

             THIRD PARTY AGREEMENTS INCLUDED IN LICENSED TECHNOLOGY
             ------------------------------------------------------

(1) License Agreement dated May 5, 1989 by and between Massachusetts Institute of Technology ("MIT") and SI

(2) License Agreement dated June 21, 1991 by and between MIT and SI

(3) Agreement between Research Corporation Technologies Inc. ("RCT") and SI dated September 10, 1992

(4) Agreement between RCT and SI dated March 6, 1991

                                    EXHIBIT B


                     ISSUED PATENTS AND PATENT APPLICATIONS
                     --------------------------------------

                                    EXHIBIT C
                                    ---------


                        COMPOUNDS EXCLUDED FROM SCI FIELD
                        ---------------------------------

This Exhibit consists of Exhibit C-1 and Exhibit C-2.

Exhibit C-1
------------

Terfenadine carboxylate (racemate and single isomers)
R-Ketoprofen
S-Ketoprofen (for use in dentifrice or mouthwash formulations)
R-Albuterol
R,R,-Formoterol
R-Fluoxetine
S-Fluoxetine
S-Oxybutynin
R-Onybutynin
S-Doxazosin
Norastemizole
Norcisapride (racemate and single isomers)
R-Ondansetron
S-Ondansetron
(-)-Amlodipine
Pantoprazole single isomers
Ketoconazole single isomers
Itraconazole single isomers
Descarboethoxyloratadine
Lomefloxacin single isomers
Ketorolac single isomers
Etodolac single isomers
Metoprolol single isomers


Exhibit C-2
-----------

Other active metabolite or single-isomer pharmaceutical compounds and other chiral compounds which are identified as being from a Combinatorial Chemistry Library, where such compounds are being developed by SI or its licensees; provided, however, that, with respect to each such compound under this Exhibit C-2,

           (i) SCI shall have a nonexclusive, royalty-free right and license to use and practice the Licensed Technology on a world-wide basis in order to develop, manufacture, use and sell such compound pursuant to all of the terms and conditions of this Agreement and such compound shall be included in the SCI Field (but only on a non-exclusive basis) until such time as SCI might lose such non-exclusive rights in accordance with (iii) below.

           (ii) SI shall have the right to notify SCI in writing at any time after SI or one of its licensees or sublicensees begins clinical trials on such compound that SI desires to add such compound to Exhibit C-1;

           (iii) If SCI had prior to receipt of such notice under (ii) above not produced at least one (1) kilogram of such compound for sale to a third party, then such compound shall be added to Exhibit C-1 and shall be excluded from the SCI Field;

           (iv) If SCI had prior to receipt of such notice under (ii) above produced at least one (1) kilogram of such compound for sale to a third party, then:

                     (A) SCI shall have a non-exclusive, royalty-free perpetual right and license to use and practice the Licensed Technology on a world-wide basis in order to develop, manufacture, use and sell such compound pursuant to all of the terms and conditions of this Agreement and such compound shall be included in the SCI Field (but only on a non-exclusive basis); and

                     (B) SI shall also have the right to use and practice the Licensed Technology (with the right to sublicense) on a world-wide basis in order to develop, manufacture, use and sell such compound.

                                    EXHIBIT D
                                    ---------

               LICENSES AGREEMENTS GRANTED BY SI TO THIRD PARTIES
               --------------------------------------------------

1. License Agreement between SI and Alza dated April 13, 1994.

2. License Agreement between SI and Sterling Winthrop Inc. dated
   November 30, 1992.

3. License Agreement between SI and Marion Merrell Dow Agreement dated June 1, 1993.

                                 AMENDMENT NO. 1
                                       TO
                    TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

     The undersigned refer to a certain Technology Transfer and License Agreement effective as of January 1, 1995 by and between Sepracor Inc. and SepraChem Inc. (the "Agreement").

     Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

     1. Semi-Synthetic Paclitaxel. The parties hereto agree to amend Section 1.5 of the Agreement to include all patents and technology relating to semi-synthetic Paclitaxel, which was initially discovered on July 11, 1995.

     2. Clarification of Rights Retained by Licensor. For the sake of clarification, the parties hereto confirm that, notwithstanding anything contained in the Agreement to the contrary, Licensor has retained the right to grant to a third party a perpetual and exclusive right and license, including the right to grant sublicenses, to the Licensed Technology and to Improvements for use by such third party in a field limited to the development, production and sale or other transfer of Combinatorial Chemistry Libraries (and related technologies) of chiral and achiral compounds for testing against chemical or biological targets.

     3. Assignment of Nagase Agreements. To the extent that Nagase agrees to the assignment by SI to SCI of SI's rights and obligations under any or all of the agreements listed on Attachment 1 hereto, or any part thereof, then SI shall assign such rights and obligations to SCI forthwith.

     4. No Other Changes. Except as is expressly stated in this Amendment No. 1, the terms of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have signed this Amendment No. 1 under seal as of July 12, 1995.

                                              SEPRACOR INC., as Licensor


                                              By /s/ Timothy J. Barberich
                                                 ------------------------------
                                                 Timothy J. Barberich, President

                                              SEPRACHEM INC., as Licensee


                                              By: /s/ Robert L. Bratzler
                                                  -----------------------------
                                                  Robert L. Bratzler, President

                                  ATTACHMENT 1
                              (Existing Agreements)


1)    CONFIDENTIALITY AGREEMENT dated as of August 24, 1989

2)    DEVELOPMENT AGREEMENT dated as of July 24, 1990

3)    MEMORANDUM to the DEVELOPMENT AGREEMENT dated as of July 17, 1992

4)    SECOND MEMORANDUM TO THE DEVELOPMENT AGREEMENT dated as of May 10, 1993

5)    LICENSE AGREEMENT (S-IBUPROFEN) dated as of July 24, 1990

6)    SECOND AMENDMENT TO THE S-IBUPROFEN LICENSE AGREEMENT dated as of
      May 10, 1993

7)    THIRD AMENDMENT TO THE S-IBUPROFEN LICENSE AGREEMENT dated as of
      _____________

8)    DISTRIBUTORSHIP AND AGENCY AGREEMENT as of July 24, 1990

9)    LICENSE AGREEMENT (S-ATENOLOL) dated as of January 24, 1992

10)   AMENDMENT TO S-ATENOLOL LICENSE AGREEMENT dated as of May 10, 1993

11)   LICENSE AGREEMENT (S-FLURBIPROFEN) dated as of July 24, 1992

12)   AMENDMENT TO S-FLURBIPROFEN LICENSE AGREEMENT dated as of May 10, 1993

13)   LICENSE AGREEMENT (GLYCIDOL AND ITS DERIVATIVES) dated as of July 24, 1992

14)   AMENDMENT TO GLYCIDOL AND ITS DERIVATIVES LICENSE AGREEMENT dated as of
      May 10, 1993

15)   LICENSE AGREEMENT (CAPTOPRIL) dated as of July 24, 1992

16)   LICENSE AGREEMENT (S-KETOPROFEN) dated as of July 24, 1992


                                        1



17)   AMENDMENT TO THE S-KETOPROFEN LICENSE AGREEMENT dated as of July 24, 1993

18)   LICENSE AGREEMENT (6-APA) dated as of July 24, 1992

19)   AMENDMENT TO 6-APA LICENSE AGREEMENT dated as of May 10, 1993

20)   LICENSE AGREEMENT (EPOXYCHROMANS AND ITS DERIVATIVES) dated as of
      ___________, 1995

21)   SUMMARY OF SEPRACOR/NAGASE MEETING, Marlborough, MA, USA dated as of
      July 28, 1994

22) PROFIT SHARING OF S-IBUPROFEN, S-KETOPROFEN, AND R-KETOPROFEN dated as of September 9, 1994

23)   CONFIDENTIALITY AGREEMENT (KHANDELWAL/6-APA) dated as of February 1, 1991

24)   CONFIDENTIALITY AGREEMENT (ALEMBIC/6-APA) dated as of July 1, 1991

25)   CONFIDENTIALITY AGREEMENT (DWC/CAPTOPRIL) dated as of July 25, 1991

26)   CONFIDENTIALITY AGREEMENT (WOCKHARDT/CAPTOPRIL) dated as of
      October 31, 1991

27)   CONFIDENTIALITY AGREEMENT (SYNPAC/6-APA dated as of March 6, 1992

28)   CONFIDENTIALITY AGREEMENT (BOOTS/S-IBUPROFEN) dated as of March 6, 1992

29)   CONFIDENTIALITY AGREEMENT (ETHYL/S-IBUPROFEN) dated as of August 16, 1993

30)   CONFIDENTIALITY AGREEMENT (CHEMINOR/S-IBUPROFEN) dated as of October 1, 1993

31)   CONFIDENTIALITY AGREEMENT (SHASUN/S-IBUPROFEN) dated as of April 6, 1994

                                 AMENDMENT No. 2
                                       TO
                    TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

     This Amendment No. 2, dated as of the 7th day of February, 1996 ("Amendment No. 2"), is to the Technology Transfer and License Agreement effective as of January 1, 1995, as amended by Amendment No. 1 to Technology License and Transfer Agreement ("Amendment No. 1"), dated as of July 12, 1995 (as so amended by Amendment No. 1, the "Technology Transfer Agreement"), by and between SEPRACOR, INC., a Delaware corporation which has offices at 33 Locke Drive, Marlborough, Massachusetts ("SI"), and SEPRACHEM, INC., a Delaware corporation which has offices at 33 Locke Drive, Marlborough, Massachusetts ("SCI").

     WHEREAS, under the Technology Transfer Agreement, SI granted SCI a license to use certain intellectual and industrial property rights, as more fully described therein; and

     WHEREAS, both parties desire to amend certain provisions of the Technology Transfer Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. The first sentence of Section 8.1 of the Technology Transfer Agreement is hereby deleted in its entirety and the following substituted therefor:

     "The term of this Agreement shall commence on the Effective Date and shall continue until the earlier to occur of (i) December 31, 1998; or (ii) on six months written notice from SI to SCI or from SCI to SI on or after the date after March 1, 1996 (a) on which the ownership by SI of SCI shall first be less than twenty percent (20%) of the outstanding voting stock of SCI, provided that such event does not occur in connection with a merger or consolidation of SCI into another entity, or (b) if SCI has been merged or consolidated into another entity and SI has exchanged its stock of SCI for stock of the parent corporation of such other entity, then the date on which the ownership by SI of such parent corporation shall first be less than twenty percent (20%) of the outstanding voting stock of such parent corporation; provided, that any perpetual licenses or sublicenses granted under this Agreement, and any licenses or sublicenses granted under Section 2.1(b) hereof, shall survive such expiration or termination to the extent that they relate to the Licensed Technology and any Improvements existing on such date of termination or expiration; provided, further, however, that any licenses or sublicenses granted under Section 2.1(b) hereof shall continue to be terminable in accordance with the provisions of Exhibit C-2 hereof."

     2. Exhibit D to the Technology Transfer Agreement is hereby amended to add all of the agreements listed on Appendix 1 to Amendment No. 1; it being understood and agreed that the provisions of Section 3 of Amendment No. 1 remain in full force and effect.

     3. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Technology Transfer Agreement.

     4. As so amended by this Amendment No. 2 and Amendment No. 1, the terms and provisions of the Technology Transfer Agreement are ratified and confirmed and shall remain in full force and effect as though set forth in full herein.

     IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have signed this Amendment under seal.

                                              SEPRACOR, Inc. as Licensor


                                              By: /s/ David P. Southwell
                                                  ----------------------------
                                                  David P. Southwell, ECP & CFO


                                              SEPRACHEM, INC., as Licensee


                                              By: /s/ Robert L. Bratzler
                                                  -----------------------------
                                                  Robert L. Bratzler, President



                                        2